EXHIBIT 32

The undersigned Chairman and Chief Executive Officer and Chief Financial Officer of Colgate-Palmolive Company each certify, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. § 1350, that:

(1)	the Annual Report on Form 10-K for the year ended December 31, 2006 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and

(2)	information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Colgate-Palmolive Company.

Dated:   February 23, 2007

/S/ REUBEN MARK
Reuben Mark
Chairman and Chief Executive Officer

/S/ STEPHEN C. PATRICK
Stephen C. Patrick
Chief Financial Officer

A signed original of this written statement has been provided to Colgate-Palmolive Company and will be retained by Colgate-Palmolive Company and furnished to the Securities and Exchange Commission or its staff upon request.